Exhibit 24(d)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his attorney-in-fact to sign on his behalf and in his capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file, the Registration Statement on Form S-3 for the registration of up to 80,000 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, exhibits and supplements thereto.

Date:	March 16, 2006	/s/ Paula A. Johnson
Paula A. Johnson, M.D., MPH